EXECUTION VERSION

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Agreement”) is made as of July 14, 2010, by and between DESERT HAWK GOLD CORP., a Nevada corporation (the “Pledgor”), and DMRJ GROUP I, LLC, a Delaware limited liability company, or its successors and assigns (the “Secured Party”).

RECITALS

A.          Contemporaneously with the execution and delivery hereof, the Pledgor and the Secured Party entered into that certain Investment Agreement, dated as of the date hereof, pursuant to which the Secured Party agreed to make available to the Pledgor a senior secured term loan credit facility of up to $6,500,000 for the purpose of, among other things, providing capital to the Secured Party for the conduct of certain mining activities (as the same may be amended, modified, supplemented, renewed, restated, extended or replaced, the “Investment Agreement”).

B.           Pledgor is the owner of 2,713,636 shares of common stock, par value $0.001 per share, of Blue Fin Capital, Inc., a Utah corporation (the “Blue Fin Shares”), which represents all of the issued and outstanding shares of Blue Fin Capital, Inc.

C.           In order to induce the Secured Party to enter into the Investment Agreement and make available to the Pledgor the senior secured term loan credit facility contemplated thereby, the Pledgor agreed to execute and deliver to and for the benefit of the Secured Party this Agreement pursuant to which the Pledgor shall pledge to the Secured Party the Blue Fin Shares as collateral security for the timely payment and performance in full of the Secured Obligations (as defined herein).

D.           This Pledge Agreement is the “Pledge Agreement” defined and referenced in the Investment Agreement.

AGREEMENT

ACCORDINGLY, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor agrees with and for the benefit of the Secured Party as follows:

1.           Definitions:  The following terms shall have the meanings ascribed to them below:

“Agreement” has the meaning set forth in the preamble hereof.

“Blue Fin Shares” has the meaning set forth in the Recitals hereof.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City.

“Distributions” has the meaning specified in Section 2(a) hereof.

“Foreclosure Event” shall mean any “Event of Default” (as defined in the Investment Agreement).

“Investment Agreement” has the meaning set forth in the Recitals hereof.

“Note” has the meaning set forth in the Investment Agreement.

“Person” shall mean any individual, partnership (including limited partnership), corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or department, agency or political subdivision thereof.

“Pledged Collateral” has the meaning specified in Section 2 hereof.

“Pledgor” has the meaning set forth in the preamble hereof.

“Secured Obligations” shall mean the Obligations (as defined in the Investment Agreement).

“Secured Party” has the meaning set forth in the preamble hereof.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

2.           Security Interest.  As security for the prompt and complete payment and performance, when due (whether at stated maturity, acceleration or otherwise), of the Secured Obligations, the Pledgor, for value received, hereby pledges and assigns to the Secured Party and grants to the Secured Party a continuing, first priority security interest in and lien on the following (the “Pledged Collateral”):

(a)           the Blue Fin Shares and the certificates, if any, representing such Blue Fin Shares, and all products and proceeds of such Blue Fin Shares, including, without limitation, all distributions, dividends, cash, instruments, subscription, warrants and any other rights and options and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Blue Fin Shares (“Distributions”) and including, without limitation, all “proceeds” as such term is defined in the UCC;

(b)           all additional shares of stock or other equity interests of or in Blue Fin Capital, Inc. from time to time acquired by the Pledgor in any manner, and the certificates, if any, representing such additional shares or interests (any such additional shares or interests will constitute part of the Blue Fin Shares under and as defined in this Agreement), and all products and proceeds of any such additional Blue Fin Shares, including, without limitation, all distributions, dividends, cash, instruments, subscription, warrants and any other rights and options and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional Blue Fin Shares;

(c)           all other claims of any kind or nature and any instruments, certificates, chattel paper or other writings evidencing such claims, whether in contract or tort and whether arising by operation of law, consensual agreement or otherwise, at any time acquired by the Pledgor against Blue Fin Capital, Inc. or any other Person having any liability to holders of the Blue Fin Shares; and

(d)           any “investment property” (as defined in the UCC) now owned or hereafter acquired by the Pledgor with respect to the property described in clauses (a), (b) or (c) above.

3.           Voting Rights; Distributions.  So long as no Foreclosure Event has occurred and is continuing, the Pledgor may exercise any voting rights incident to the Pledged Collateral and shall have the right to receive and retain any and all Distributions to the extent that all or any portion of such Distributions are permitted to be made by Blue Fin Capital, Inc. in accordance with the provisions of the Investment Agreement.

4.           Delivery of Pledged Collateral.  The Pledgor shall deliver to the Secured Party (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates representing the Blue Fin Shares, and (ii) promptly upon the receipt thereof by the Pledgor, all other certificates and instruments constituting Pledged Collateral owned by the Pledgor.  All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit A attached hereto.

5.           Representations and Warranties.  The Pledgor hereby represents and warrants to the Secured Party as follows:

(a)           Enforceability; Creation of Security Interest.  This Agreement has been duly executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability affecting the rights and remedies of creditors and to general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.  The security interest created hereby constitutes (i) a legal and valid security interest in the Pledged Collateral owned by the Pledgor securing the payment and performance of the Secured Obligations, and (ii) a first priority and perfected security interest in the Pledged Collateral.  The security interest created hereby shall be prior to any lien on the Pledged Collateral, other than liens arising by operation of law and that would be prior in right.

(b)           Ownership and Liens.  The Pledgor is the record and beneficial owner of Blue Fin Shares, and the Blue Fin Shares constitute all of the issued and outstanding capital stock of Blue Fin Capital, Inc.  The  Pledgor owns the Pledged Collateral, free and clear of all liens, except for the security interest created by this Agreement and the Transaction Documents (as defined in the Investment Agreement).  The Pledgor has not executed any other security agreement affecting the Pledged Collateral, and no financing statement or other similar instrument in respect of the Pledged Collateral is in effect or on file in any recording office in any jurisdiction, except pursuant to the Transaction Documents.

6.           Covenants.  The Pledgor shall comply with the covenants contained in this Section 6 at all times during the period of time this Agreement remains in effect unless the Secured Party shall otherwise consent in writing:

(a)           Ownership and Liens.  The Pledgor will maintain good and valid title to the Pledged Collateral, free and clear of all liens, except for the security interest created by this Agreement and the Transaction Documents.

(b)           Adverse Claim.  The Pledgor will promptly notify the Secured Party of any claim, action or proceeding affecting ownership of the Pledged Collateral, or any part thereof, or the security interest created hereunder.  The Pledgor will promptly deliver to the Secured Party a copy of all written notices received by the Pledgor with respect to the Pledged Collateral.  The Pledgor will defend the Pledged Collateral pledged hereby against, and take such other action as is necessary to remove, any lien or charge on, defect in title to, or other encumbrance on, any of the Pledged Collateral.

(c)           Further Assurances.  The Pledgor will from time to time at its expense promptly execute and deliver all further instruments and documents and take all further action necessary or appropriate or that the Secured Party may reasonably request in order (i) to perfect and protect the security interest created or purported to be created hereby and the priority of such security interest, (ii) to enable the Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral, and (iii) to otherwise effect the purposes of this Agreement.

7.          Transfer or Encumbrance.  The Pledgor will not (i) sell, assign (by operation of law or otherwise), transfer or otherwise dispose of the Pledgor’s rights in any of the Pledged Collateral, or (ii) grant a lien or security interest in or execute, file or record any financing statement or other security instrument with respect to the Pledged Collateral to any party other than the Secured Party.

8.          Remedies Upon Foreclosure Event.  If a Foreclosure Event occurs, the Secured Party may exercise any and all the rights, powers and remedies of any owner of the Pledged Collateral (including the right to vote the securities and receive dividends and distributions with respect to such securities) and shall have and may exercise without demand any and all the rights and remedies granted to a secured party upon default under the UCC or otherwise available to the Secured Party under applicable law. Without limiting the foregoing, following a Foreclosure Event, the Secured Party is authorized to sell, assign, convey, transfer and deliver at its discretion, from time to time, all or any part of the Pledged Collateral together with all rights and entitlements appurtenant thereto at any private sale or public auction, on not less than ten (10) days written notice to the Pledgor, at such price or prices and upon such terms as the Secured Party may deem commercially reasonable.  The Pledgor shall have no right to redeem the Pledged Collateral after any such sale or assignment.  At any such sale or auction, the Pledgor may bid for, and become the purchaser of, the whole or any part of the Pledged Collateral offered for sale.  In case of any such sale, after deducting the reasonable costs, attorneys’ fees and other expenses of sale and delivery, the remaining proceeds of such sale shall be applied to the Secured Obligations (first, to the payment in full of all amounts owing under the Investment Agreement, with the balance to the remaining Secured Obligations); provided that after payment in full of the indebtedness under the Note and all other Secured Obligations, the balance of the proceeds of sale then remaining shall be paid to the Pledgor, and the Pledgor shall be entitled to any remaining portion of the Pledged Collateral.  The Pledgor shall be liable for any deficiency if the remaining proceeds are insufficient to pay the indebtedness under the Note in full and the other Secured Obligations, including the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency.  Upon the occurrence and during the continuation of a Foreclosure Event and upon request of the Secured Party, the Pledgor will not exercise any voting rights with respect to the Pledged Collateral.

9.          Waiver of Presentment.  The Pledgor hereby waives, to the fullest extent permitted by applicable law, presentment, notice (other than such notices as are expressly provided for) and demand with respect to breaches of the payment of any of the Secured Obligations.

10.          Power of Attorney; Performance.  The Pledgor hereby irrevocably appoints the Secured Party as its attorney-in-fact during the term of this Agreement (such power of attorney being coupled with an interest and with full right of substitution) and proxy to exercise any voting rights with respect to the Pledged Collateral, and to take such other actions and exercise such other remedies provided herein, but only upon the occurrence and during the continuation of a Foreclosure Event.  If the Pledgor fails to perform any obligation hereunder required to be performed on the part of the Pledgor, the Secured Party may itself perform (or cause the performance of) such obligation, and the reasonable expenses of the Secured Party incurred in connection therewith shall be paid by the Pledgor.

11.          No Assumption of Duties; Reasonable Care.  The rights and powers granted to the Secured Party hereunder are being granted in order to preserve and protect the Secured Party’s security interest in and to the Pledged Collateral granted hereby and will not be interpreted to, and will not, impose any duties on the Secured Party in connection therewith.  The Secured Party will be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially similar to that which the Secured Party accords its own property.

12.          Miscellaneous.

(a)           Amendment.  No modification, consent or amendment of any provision of this Agreement shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

(b)           Waiver by the Secured Party.  The Secured Party may waive any Foreclosure Event without waiving any other subsequent Foreclosure Event.  Neither the failure by the Secured Party to exercise, nor the delay by the Secured Party in exercising, any right or remedy upon any Foreclosure Event shall be construed as a waiver of such Foreclosure Event or as a waiver of the right to exercise any such right or remedy at a later date.  No single or partial exercise by the Secured Party of any right or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right or remedy hereunder may be exercised at any time.  No waiver of any provision hereof or consent to any departure by the Pledgor therefrom shall be effective unless the same shall be in writing and signed by the Secured Party and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified.  No notice to or demand on the Pledgor in any case shall of itself entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

(c)           Costs and Expenses.  The Pledgor will, within five (5) days after demand, pay to the Secured Party the amount of any and all reasonable costs and expenses (including, but not limited to, attorneys’ fees and expenses and all costs and expenses of collection and sale of collateral), which the Secured Party may incur after a Foreclosure Event in connection with (i) the exercise or enforcement of any of the rights or remedies of the Secured Party under the Investment Agreement, this Agreement or applicable law, or (ii) the failure by the Pledgor to perform or observe any of the provisions hereof.

(d)           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, EXCEPT FOR SECTIONS 5-1401 AND 5-4102 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(e)           Jurisdiction, Etc.

(i)           Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding, to the extent permitted by law, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(ii)           Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(f)           WAIVER OF JURY TRIAL.  EACH OF THE PLEDGOR AND THE SECURED PARTY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

(g)          Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable

(h)          Notices. All notices and other communications provided for hereunder shall be in writing (including telecopy communication confirmed by mail or delivery) and mailed, telecopied, e-mailed or delivered:

(i)           if to the Pledgor, to it at:

8921 North Indian Trail Road
Number 288
Spokane, WA  99208
Attention:  Bob Jorgensen
Telephone:  (509) 434-8161
Telecopier:  (509) 468-1937
E-mail Address:  bjorg53@yahoo.com

with a copy to:

Holland & Hart LLP
555 Seventeenth Street
Denver, CO  80202
Attention:  Kevin W. Johnson
Telephone:  (303) 295-8486
Telecopier:  (303) 713-6203
E-mail Address:  Kjohnson@hollandhart.com

(ii)           if to the Secured Party, to it at:

Carnegie Hall Tower
152 West 57th Street
New York, NY  10019
Attention: David Levy
Telephone:  212) 582-2222
Telecopier:  (212) 582-2424
E-mail Address:  dlevy@platinumlp.com

with a copy to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, NY  10022
Attention:  Elliot Press
Telephone:  (212) 940-6348
Telecopier:  (212) 940-6621
E-mail address: elliot.press@kattenlaw.com

or, as to any party, at such other telecopy number or address as shall be designated by such party in a written notice to the other parties.  All such notices and other communications shall, when mailed, telecopied, e-mailed or delivered, be effective when received or, in the case of delivery by mail, on the fourth (4th) Business Day after such notice or other communication shall have been deposited in the mail, postage prepaid, return receipt requested or, in the case of delivery by overnight express courier, on the Business Day following the Business Day such notice or communication shall have been deposited with such courier service.  Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement shall be effective as delivery of an original executed counterpart thereof.  Notwithstanding anything to the contrary contained herein, with respect to any notice or communication given by email:  (i) such notice or communication sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient, such as by the “return receipt requested” function, as available, return email or other written acknowledgment, and (ii) if such notice or communication shall have been given after normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

(i)           Binding Effect and Assignment.  This Agreement (i) creates a continuing security interest in the Pledged Collateral, (ii) shall be binding on the Pledgor and the successors and permitted assigns of the Pledgor, and (iii) shall inure to the benefit of the Secured Party and any permitted assignee under the Investment Agreement.  The Pledgor may not assign or delegate any of its rights or obligations hereunder without the prior written consent of the Secured Party.

(j)           Termination.  This Agreement (and the pledge hereunder) shall terminate upon the payment and performance in full in cash of the Secured Obligations.  Upon the termination of this Agreement, the Secured Party shall promptly deliver to the Pledgor any certificates or instruments representing the Pledged Collateral delivered to the Secured Party in accordance with Section 4 of this Agreement that have not previously been sold or otherwise applied pursuant to this Agreement.

(k)          Gender and Number.  Within this Agreement, words of any gender shall be held and construed to include the other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context requires otherwise.

(l)           Descriptive Headings.  The headings in this Agreement are for convenience only and shall in no way enlarge, limit or define the scope or meaning of the various and several provisions hereof.

(m)         Construction.  The construction and interpretation of this Agreement shall not take into consideration the party who drafted or whose representatives drafted this Agreement or any portion hereof, and no canon of construction shall be applied that resolves ambiguities against the drafter of a document.  The parties hereto are sophisticated parties and have been represented by counsel throughout the negotiation, execution and delivery of this Agreement and have carefully negotiated the provisions hereof.  Each of the parties hereto waives, to the fullest extent permitted by applicable law, any statute, rule, regulation or other law that relates to, or provides for, the construction or interpretation of a contract against the drafter of such contract.

(n)          Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

[Signature Page Follows]

EXECUTED as of the date first written above.

PLEDGOR:

DESERT HAWK GOLD CORP.

By:	/s/ Robert E. Jorgensen
Name: Robert E. Jorgensen
Title: Chief Executive Officer

SECURED PARTY:

DMRJ GROUP I, LLC

By:	/s/ Daniel Small
Name: Daniel Small
Its: Portfolio Manager

[Signature Page to Pledge Agreement]

Exhibit A
to
Pledge Agreement
dated as of July 14, 2010
in favor of DMRJ GROUP I, LLC
as Secured Party

Irrevocable Stock Power

FOR VALUE RECEIVED, Desert Hawk Gold Corp., a Nevada corporation, hereby sells, assigns and transfers unto __________________________ 2,713,636 shares of Common Stock of Blue Fin Capital, Inc. (the “Shares”), standing in its name on the books of Blue Fin Capital, Inc., and does hereby irrevocably constitute and appoint ____________________________ attorney to transfer such Shares on the books of Blue Fin Capital, Inc., with full power of substitution.

Dated: _____________________

DESERT HAWK GOLD CORP.

By:
Name: Robert E. Jorgensen
Title: Chief Executive Officer